SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 1996

             Golden Books Family Entertainment, Inc.
       (Exact Name of Registrant as Specified in Charter)


        Delaware                 0-14399            06-1104930
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)


       850 Third Avenue, New York, New York         10022
      (Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code:(212) 753-8500


  (Former Name or Former Address, if Changed Since Last Report)

Item 4.   Change in Registrant's Certifying Accountant.

          (a) (1) and (2) On June 20, 1996, following consultation with the Board of Directors of Golden Books Family Entertainment, Inc. (the "Company"), management of the Company dismissed the Company's independent auditors, Deloitte & Touche LLP ("D&T"), effective as of such date. On the same such date, management of the Company engaged Ernst & Young LLP as the Company's independent auditors.

          The D&T reports on the Company's consolidated financial statements for the fiscal years ended January 28, 1995 and February 3, 1996 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since January 30, 1994, the Company has not had any disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of D&T, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

          (a) (3)   As required by Item 304(a) of Regulation S-K,
a copy of D&T's letter, addressed to the Securities and Exchange
Commission, is attached as Exhibit 16 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          c.   Exhibits
               16. Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.



Dated:  June 26, 1996                 By:  /s/ Richard E. Snyder
                                           Richard E. Snyder
                                           Chairman of the Board,
                                           President and
                                           Chief Executive Officer